Exhibit (23)(a)
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (No. 333-152800), and S-3 (Nos. 333-52560, 333-153353, 333-155293, 333-119255 and 333-119256) of CMS Energy Corporation of our report dated February 25, 2009 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
Detroit, Michigan
February 25, 2009